Exhibit 10.1

EXECUTION VERSION

BUSINESS LOAN AGREEMENT

Borrowers:	FIRSTFORM, INC. 4320 Winfield Road, Suite 200 Warrenville, IL 60555 SPORTS FIELD HOLDINGS, INC. 4320 Winfield Road, Suite 200 Warrenville, IL 60555	Lender:	GENLINK CAPITAL, LLC 1205 N. Ankeny Blvd., Suite 209 Ankeny, IA 50023

THIS BUSINESS LOAN AGREEMENT dated July 14, 2016, is made and executed between FIRSTFORM, INC., a Florida corporation, and SPORTS FIELD HOLDINGS, INC., a Nevada corporation (collectively, the “Borrowers”), and GENLINK CAPITAL, LLC, a Delaware limited liability company (the “Lender”) on the following terms and conditions.

Borrowers have applied to Lender for a commercial loan or loans or other financial accommodations (the “Loan”). Borrowers understand and agree that: (A) in granting, renewing, or extending any Loan, Lender is relying upon Borrowers’ representations, warranties, and agreements as set forth in this Agreement; (B) the granting, renewing or extending of any Loan by Lender at all times shall be subject to Lender’s sole judgment and discretion; and (C) all such Loans shall be and remain subject to the terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of the date of this Agreement, and shall continue in full force and effect until such time as all of Borrower’s Loans in favor of Lender have been paid in full, including principal, interests, costs, expenses, attorneys’ fees, and other fees and charges or until such time as the parties may agree in writing to terminate this Agreement.

LOAN. Subject to the terms and conditions of this Agreement, Lender shall make available to Borrowers a revolving line of credit loan in a principal amount not to exceed One Million Dollars ($1,000,000.00) (the “Revolving Line of Credit Loan”) which may be advanced from time to time in accordance with the terms set forth in this Agreement and the Note. Borrower, at its option, may (a) request Advances under the Revolving Line of Credit Loan up to $1,000,000.00, (b) except as otherwise provided for in the Note, prepay at any time and without penalty all or any portion of the outstanding balance under the Revolving Line of Credit Loan, and (c) until the maturity date of the Note, borrow additional amounts or reborrow any amount prepaid.

The Revolving Line of Credit Loan shall be paid in accordance with the terms of the Note. Without limitation, interest on the unpaid principal balance of the Revolving Line of Credit Loan shall be paid monthly in arrears. The entire unpaid principal and interest balance of the Revolving Line of Credit Loan is due and payable in full on the due date set forth in the Note.

CONDITIONS PRECEDENT TO EACH ADVANCE. Lender’s obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender’s satisfaction of all of the conditions set forth in this Agreement and the Related Documents.

Loan Documents. Borrowers shall provide and execute the following documents for the Loan: (1) this Agreement; (2) the Note; (3) the Security Agreement granting to Lender security interests in the Collateral; (4) financing statements and all other documents perfecting Lender’s Security Interests; (5) an opinion letter from Borrowers’ counsel acceptable to Lender and its counsel with respect to the organization of Borrowers and their capability to enter into this transaction, the enforceability of the loan documents described in (1) - (4) above, the collateralization, and such other matters as shall be required by Lender or its counsel; (6) evidence of insurance as required below; and (7) together with all such Related Documents as Lender may require for the Loan; all in a form and substance satisfactory to Lender and Lender's counsel.

First Lien. Lender shall have received evidence satisfactory to it that it will receive a first priority lien on all Collateral pledged by Borrowers.

Authorization. Borrowers shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents. In addition, Borrowers shall have provided such other resolutions, authorizations, documents and instruments as Lender or its counsel, may require.

Payment of Fees and Expenses. Borrowers shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document. Without limiting the generality of the forgoing, Borrowers shall have (1) paid to Lender a commitment fee in the amount of Thirty Thousand Dollars ($30,000.00) and (2) a non-refundable administrative fee of Five Thousand Dollars ($5,000.00), and (3) reimbursed Lender for all fees and expenses incurred by it in connection with the Loan, in excess of the Five Thousand Dollars ($5,000.00) administrative fee for (i) attorney’s fees and expenses incurred by Lender in the negotiation and preparation of this Agreement and the Related Documents, (ii) any appraisal or inspection fees, and (iii) filing fees incurred by Lender as evidenced by invoices and other records reflecting Lender’s payments of such amounts.

BUSINESS LOAN AGREEMENT

EXECUTION VERSION

Representations and Warranties. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.

No Event of Default. There shall not exist at the time of any Advance a condition which would constitute an Event of Default under this Agreement or under any Related Document.

REQUEST TIME FOR EACH ADVANCE. Each request for an Advance shall be made at least two calendar weeks prior to the date Borrowers desire to have the Advance disbursed. Any request for an Advance more often than every 15th calendar day will result in a transaction fee of $100.00 that will be added to the Advance.

REPRESENTATIONS AND WARRANTIES. Borrowers, as applicable to each, represent and warrant to Lender, as of the date of this Agreement, as of the date of each disbursement of Loan proceeds, as of the date of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

Organization. Each Borrower is a corporation which is and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of its incorporation. Each Borrower is duly authorized to transact business in all other states in which each Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which each Borrower is doing business. Specifically, each Borrower is, and at all times shall be, duly qualified as a foreign corporation in all states in which failure to so qualify would have a material adverse effect on its business or financial condition. Each Borrower has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Borrowers maintain their principal offices at 4320 Winfield Road, Suite 200, Warrenville, IL 60555. Unless each Borrower has designated otherwise in writing, the principal office is the office at which each Borrower keeps it books and records including its records concerning the Collateral. Each Borrower will notify Lender prior to any change in the location of each Borrower’s principal office address, any change in the Borrowers’ States of incorporation, or any change in each Borrower’s name. Borrowers shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to Borrowers and Borrowers’ business activities.

Assumed Business Names. Borrowers have filed or recorded all documents or filings required by law relating to all assumed business names used by it. The following is a complete list of all assumed business names under which Borrowers do business: None.

Authorization. Borrowers’ execution, delivery and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrowers and do not conflict with, result in a violation of, or constitute a default under (1) any provision of Borrowers’ articles of incorporation or bylaws, or any agreement or other instrument binding upon Borrowers or (2) any law, governmental regulation, court decree, or order applicable to Borrowers or to Borrowers’ properties.

Financial Information. Each of Borrowers’ financial statements supplied to Lender truly and completely disclosed Borrowers’ respective financial condition in all material respects as of the date of the statement, and there has been no material adverse change in Borrowers’ respective financial condition subsequent to the date of the most recent financial statements supplied to Lender. Borrowers have no material contingent obligations except as disclosed in such financial statements. For purposes of this “Financial Information” section only the term “material” shall mean a difference of more than $10,000/

Legal Effect. This Agreement constitutes, and any instrument or agreement Borrowers, or any of them, are required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrowers enforceable against them, as applicable, in accordance with their respective terms.

Properties. Except as contemplated by this Agreement or as previously disclosed in Borrowers’ respective financial statements or in writing to Lender and as accepted by Lender, and except for property tax liens for taxes not presently due and payable, Borrowers own and have good title to all of their respective properties free and clear of all Security Interests, and have not executed any security documents or financing statements relating to such properties. All of Borrowers’ respective properties are titled in their legal name, and they have not, respectively, used or filed a financing statement under any other name for at least the last five (5) years.

BUSINESS LOAN AGREEMENT

EXECUTION VERSION

Hazardous Substances. Except as disclosed to and acknowledged by Lender in writing, Borrowers represent and warrant that: (1) During the period of their respective ownership of the Collateral, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from the Collateral. (2) Borrowers have no knowledge of, or reason to believe that there has been (a) any breach or violation of any Environmental Laws, (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Collateral by any prior owners or occupants of the Collateral, or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters. (3) Neither Borrowers, nor any tenant, contractor, agent or other authorized user of the Collateral shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from the Collateral; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations and ordinances, including without limitation all Environmental Laws. Borrowers authorize Lender and its agents to enter upon the Collateral to make such inspections and tests, at Borrowers’ expense, as Lender may deem appropriate to determine compliance of the Collateral with this section of the Agreement. Any inspections or tests made by Lender shall be at Borrowers’ expense and for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Borrowers, or to any other person. The representations and warranties contained herein are based on Borrowers’ due diligence in investigating the Collateral for Hazardous Substances. Borrowers hereby (1) release and waive any future claims against Lender for indemnity or contribution in the event Borrowers become liable for cleanup or other costs under any such laws; and (2) agree to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Collateral. The provisions of this section of the Agreement, including the obligation to indemnify, shall survive the payment of the Indebtedness and the termination, expiration or satisfaction of this Agreement and shall not be affected by Lender's acquisition of any interest in the Collateral, whether by foreclosure or otherwise.

Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrowers, or any of them, is pending or threatened in writing, and no other event has occurred which may materially adversely affect Borrowers’ respective financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

Taxes. To the best of Borrowers’ knowledge, all of Borrowers’ respective tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrowers in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority. Unless otherwise previously disclosed to Lender in writing, Borrowers have not entered into or granted any Security Agreement, or permitted the filing or attachment of any Security Interests on or affecting any of the Collateral directly or indirectly securing repayment of the Loan and Note, that would be prior or that may be superior to Lender’s Security Interests and rights in and to such Collateral.

Binding Effect. This Agreement, the Note, any Security Agreement, and all Related Documents are binding upon the signors thereof, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

AFFIRMATIVE COVENANTS. Borrowers covenant and agree with Lender that, so long as this Agreement remains in effect, Borrowers will:

Notices of Claims and Litigation. Promptly inform Lender in writing of (1) all material adverse changes in their respective financial condition, and (2) all existing and all threatened in writing litigation, claims, investigations, administrative proceedings or similar actions affecting Borrowers which could materially affect the financial condition of any of Borrowers.

Financial Records. Maintain their respective books and records in accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit their books and records at all reasonable times.

Financial Statements. Furnish Lender (a) within One Hundred Fifty (150) days after Borrowers’ fiscal year end, with a copy of the financial statements (including a balance sheet, income statement and statement of cash flows) of Borrowers’ for the preceding fiscal year, prepared by an independent certified public accountant acceptable to Lender, (b) within Forty-five (45) days after each month end, with (i) a copy of Borrowers’ internally prepared financial statements for the preceding month, including, a balance sheet, income statement, statement of cash flows, (ii) an aging analysis of all of Borrowers’ accounts receivable, accounts payable, retainers aging and (iii) a Job Progress Report as of the end of the preceding month, all in form and detail satisfactory to Lender, (c) within Forty-five (45) days of filing, but in no event later than October 31 of each year, with a copy of the Borrowers’ income tax returns as filed with the Internal Revenue Service, and (d) with such financial statements and other related information (including, without limitation, cash flow projections) at such frequencies and in such detail as Lender may reasonably request.

All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis, and certified as being true and correct.

BUSINESS LOAN AGREEMENT

EXECUTION VERSION

Additional Information. Furnish such additional information and statements, as Lender may request from time to time.

Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to their respective properties and operations, in form, amounts, coverages and with insurance companies acceptable to Lender. Borrowers, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Borrowers or any other person. In connection with all policies covering assets in which Lender holds or is offered a Security Interest for the Loan, Borrowers will provide Lender with such lender’s loss payable or other endorsements as Lender may require.

Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties insured; (5) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy. In addition, upon the request of Lender (however not more often than annually), Borrowers will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrowers.

Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrowers, or any of them, and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

Loan Proceeds. Use all Loan proceeds solely for Borrower’s working capital, unless specifically consented to the contrary by Lender in writing. Without limiting the generality of the preceding sentence, Loan proceeds will not be used as distributions to or withdrawals by any officer, director, or shareholder of Borrowers or any other person or entity.

Taxes, Charges and Liens. Pay and discharge when due all of their indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrowers or their respective properties, income or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrowers’ respective properties, income or profits. Provided, however, Borrowers will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (1) the legality of the same shall be contested in good faith by appropriate proceedings, and (2) Borrowers shall have established on their books adequate reserves with respect to such contested assessment, tax, charge, levy, lien or claim in accordance with GAAP.

Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrowers and Lender. Borrowers shall notify Lender immediately in writing of any default in connection with any agreement.

Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner.

Compliance with Governmental Requirements. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of their respective properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, as amended (ERISA) and all occupational safety laws. Borrowers may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrowers have notified Lender may require Borrowers to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender’s interest.

Borrowers shall meet their minimum funding requirements under ERISA with respect to any employee benefit plan or other class of benefit plan, which the Pension Benefit Guaranty Corporation established under ERISA has elected to insure, in either case, whether now in existence or hereafter instituted by Borrowers.

BUSINESS LOAN AGREEMENT

EXECUTION VERSION

Notices of Claims and Litigation. Promptly inform Lender in writing of (1) all material adverse changes in their respective financial conditions, and (2) all existing and all written threats of litigation, as well as all claims, investigations, administrative proceedings or similar actions affecting them which could materially affect their respective financial conditions.

Inspection. Permit employees or agents of Lender at any reasonable time to inspect any and all Collateral for the Loan or Loans and Borrowers’ other properties and to examine or audit Borrowers’ books, accounts, and records and to make copies and memoranda of Borrowers’ books, accounts and records. If Borrowers now or at any time hereafter maintain any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, Borrowers, upon request of Lender, shall notify such party to permit Lender free access to such records at all reasonable times and to provide Lender with copies of any records it may request, all at Borrowers’ expense.

Compliance Certificates. Unless waived in writing by Lender, provide Lender at least annually, with a certificate executed by Borrowers’ chief financial officer, or other officer or person acceptable to Lender, certifying that the representations and warranties set forth in this Agreement are true and correct as of the date of the certificate and further certifying that, as of the date of the certificate, no Event of Default exists under this Agreement.

Environmental Compliance and Reports. Borrowers shall comply in all respects with any and all Environmental Laws; not cause or permit to exist, as a result of an intentional or unintentional action or omission on Borrowers’ part or on the part of any third party, on property owned and/or occupied by Borrowers, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any reports of inspection or examination, notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrowers’ part in connection any environmental activity whether or not there is damage to the environment and/or other natural resources.

Additional Assurances. Make, execute and deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loan and to perfect all Security Interests.

LENDER’S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if Borrowers fail to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrowers failure to discharge or pay when due any amounts Borrowers are required to discharge or pay under this Agreement or any Related Documents, Lender on Borrowers’ behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time period or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Borrowers. All such expenses will become a part of the Indebtedness and, at Lender’s option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note’s maturity.

NEGATIVE COVENANTS. Borrowers covenant and agree with Lender that while this Agreement is in effect, Borrowers shall not, without the prior written consent of Lender:

Indebtedness and Liens. (1) Except for trade debt incurred in the normal course of business and Indebtedness to Lender contemplated by this Agreement create, incur or assume indebtedness for borrowed money, including capital leases, (2) sell, transfer, mortgage, assign, pledge, lease, grant a Security Interest in, or encumber any of Borrower’s assets (except as allowed as Permitted Liens), or (3) sell with recourse any of Borrower’s accounts, except to Lender.

Continuity of Operation. (1) Engage in any business activities substantially different than those in which Borrowers are presently engaged, (2) cease operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business, (3) change present executive personnel, or (4) pay any dividends on Borrowers’ stock (other than dividends payable in its stock).

Loans, Acquisitions and Guaranties. (1) Loan, invest in or advance money or assets, (2) purchase, create or acquire any interest in any other enterprise or entity, or (3) incur any obligation as surety or guarantor other than in the ordinary course of business.

Agreements. Enter into any agreement containing any provisions which would be violated or breached by the performance of Borrower’s obligations under this Agreement or in connection herewith.

BUSINESS LOAN AGREEMENT

EXECUTION VERSION

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrowers, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loan proceeds if: (1) Any of the Borrowers are in default under the terms of this Agreement or any of the Related Documents or any other agreement that any of Borrowers has with Lender; (2) Any of the Borrowers dissolves or terminates its business, becomes insolvent, files a petition in bankruptcy or similar proceedings, or is adjudged a bankrupt; (3) there occurs a material adverse change in any of Borrowers’ financial conditions, or in the value of any Collateral securing any Loan; or (4) Lender in good faith deems itself insecure, even though no Event of Default shall have occurred.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement.

Payment Default. Borrowers fail to make any payment when due under the Loan. Borrowers shall have the right to cure such default within three (3) days after receiving written notice from Lender demanding cure of such default. If Borrowers cure such default within the specified cure period, Borrowers shall be entitled to continue with the Loan as if no default has occurred. If Borrowers fail to cure such default within the specified cure period, Lender may proceed with its rights and remedies under the Loan as set forth in this Agreement.

Other Defaults. Borrowers fail to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower. Borrowers shall have the right to cure such default within seven (7) days after receiving written notice from Lender demanding cure of such default. If Borrowers cure such default within the specified cure period, Borrowers shall be entitled to continue with the Loan as if no default has occurred. If Borrowers fail to cure such default within the specified cure period, Lender may proceed with its rights and remedies under the Loan as set forth in this Agreement.

Default in Favor of Third Parties. Borrowers or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s or any Grantor’s property or Borrower’s or any Grantor’s ability to repay the Loan or perform their respective obligations under this Agreement or any of the Related Documents. Borrowers shall have the right to cure such default within fourteen (14) days after receiving written notice from Lender demanding cure of such default. If Borrowers cure such default within the specified cure period, Borrowers shall be entitled to continue with the Loan as if no default has occurred. If Borrowers fail to cure such default within the specified cure period, Lender may proceed with its rights and remedies under the Loan as set forth in this Agreement.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrowers or on Borrowers’ behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes materially false or misleading at any time thereafter. Borrowers shall have the right to cure such default within fourteen (14) days after receiving written notice from Lender demanding cure of such default. If Borrowers cure such default within the specified cure period, Borrowers shall be entitled to continue with the Loan as if no default has occurred. If Borrowers fail to cure such default within the specified cure period, Lender may proceed with its rights and remedies under the Loan as set forth in this Agreement.

Dissolution or Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower. With respect to any involuntary bankruptcy action against the Borrowers, the Borrowers shall have a period of sixty (60) days to cure or effect the rescinding of the involuntary bankruptcy petition.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason. Borrowers shall have the right to cure such default within fourteen (14) days after receiving written notice from Lender demanding cure of such default. If Borrowers cure such default within the specified cure period, Borrowers shall be entitled to continue with the Loan as if no default has occurred. If Borrowers fail to cure such default within the specified cure period, Lender may proceed with its rights and remedies under the Loan as set forth in this Agreement.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrowers or by any governmental agency against any Collateral securing the Loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrowers as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrowers give Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Change in Ownership/Management; Disposal of Assets. Borrowers suffer or permit majority control of Borrowers to be sold, assigned or otherwise transferred, or if Borrowers make or permit a change in its present senior level management, or if Borrowers merge or consolidate with any company or enterprise, or otherwise disposes of a substantial portion (as determined by Lender) of its assets or properties.

BUSINESS LOAN AGREEMENT

EXECUTION VERSION

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender reasonably believes In good faith that the prospect of payment or performance of the Note is impaired. Borrowers shall have the right to cure such default within fourteen (14) days after receiving written notice from Lender demanding cure of such default. If Borrowers cure such default within the specified cure period, Borrowers shall be entitled to continue with the Loan as if no default has occurred. If Borrowers fail to cure such default within the specified cure period, Lender may proceed with its rights and remedies under the Loan as set forth in this Agreement.

Insecurity. Lender reasonably and in good faith believes itself insecure. Borrowers shall have the right to cure such default within fourteen (14) days after receiving written notice from Lender demanding cure of such default. If Borrowers cure such default within the specified cure period, Borrowers shall be entitled to continue with the Loan as if no default has occurred. If Borrowers fail to cure such default within the specified cure period, Lender may proceed with its rights and remedies under the Loan as set forth in this Agreement.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall have occurred, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender’s option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrowers other than as provided for in this Agreement, except that in the case of an Event of Default of the type described in the “Insolvency” subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularity or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of any of Borrowers or of any Grantor shall not affect Lender’s right to declare an Event of Default and to exercise its rights and remedies.

PREPAYMENT PENALTY. Except as otherwise provided for in the Note, Borrowers may prepay all or any portion of the outstanding principal balance of the Note without penalty.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys’ Fees; Expenses. Borrowers agree to pay upon demand all of Lender’s costs and expenses, including Lender’s reasonable attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Borrowers shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s attorneys’ fees and legal expenses whether or not there is a lawsuit, including attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrowers also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Consent to Loan Participation. Borrowers agree and consent to Lender’s sale or transfer, whether now or later, of one ore more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender, Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrowers or about any other matter relating to the Loan, and Borrowers hereby waive any rights to privacy Borrowers may have with respect to such matters. Borrowers additionally waive any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrowers also agree that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Borrowers further waive all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower’s obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrowers further agree that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrowers may have against Lender.

BUSINESS LOAN AGREEMENT

EXECUTION VERSION

Governing Law. This Agreement will be governed by, construed and enforced in accordance with federal law and the laws of the State of Iowa. This Agreement has been accepted by Lender in the State of Iowa.

Choice of Venue. If there is a lawsuit, Borrowers agree upon Lender’s request to submit to the jurisdiction of the courts of POLK County, State of Iowa.

Joint and Several Liability. All obligations of Borrowers under this Agreement shall be joint and several, and all references to Borrowers shall mean each and every Borrower. This means that each Borrower signing below is responsible for all obligations in this Agreement. Where any one or more of the parties is a corporation, partnership, limited liability company or similar entity, it is not necessary for Lender to inquire into the powers of any of the officers, directors, partners, members, or other agents acting or purporting to act on the entity’s behalf, and any obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Agreement.

WAIVER OF TRIAL BY JURY. IN THE EVENT ANY ACTION IS BROUGHT IN ANY FORUM BETWEEN BORROWERS, OR ANY OF THEM, AND LENDER AS A RESULT OF THIS AGREEMENT, THE LOAN, THE NOTE, OR ANY RELATED DOCUMENT, BORROWERS AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, THE LOAN, THE NOTE, OR ANY RELATED DOCUMENT. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWERS AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE OR ARISE. EACH PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY THE OTHER PARTY.

LIMITATION OF LENDER'S LIABILITY. Notwithstanding anything contained herein to the contrary, BORROWERS agree that none of Lender or ITS agents or employees shall be liable to BORROWERS for any monetary damages (including any special, consequential or punitive damages whatsoever), whether in contract, tort (including negligence and strict liability) or any other legal or equitable principle and BORROWERS’ sole remedies shall be limited to commencing an ARBITRATION OR action for specific performance.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any rights shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrowers, or between Lender and any Grantor, shall constitute a waiver of any of Lender’s rights or of any of Borrowers’ or any Grantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Subsidiaries and Affiliates. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word “Borrower” as used in this Agreement shall include all of Borrowers’ subsidiaries and affiliates. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any of Borrowers’ subsidiaries or affiliates.

BUSINESS LOAN AGREEMENT

EXECUTION VERSION

Successors and Assigns. All covenants and agreements contained by or on behalf of Borrowers shall bind their respective successors and assigns and shall inure to the benefit of Lender and its successors and assigns. Borrowers shall not, however, have the right to assign Borrowers’ rights under this Agreement or any interest therein, without the prior written consent of Lender.

Survival of Representations and Warranties. Borrowers understand and agree that in making the Loan, Lender is relying on all representations, warranties, and covenants made by Borrowers in this Agreement or in any certificate or other instrument delivered by Borrowers to Lender under this Agreement or the Related Documents. Borrowers further agree that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the making of the Loan and delivery to Lender of the Related Documents, shall be continuing in nature, and shall remain in full force and effect until such time as Borrower’s Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

Time is of the Essence. This is of the essence in the performance of this Agreement.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

Advance. The word “Advance” means a disbursement of Loan funds made, or to be made, to the Borrowers or on the Borrowers’ behalf on a line of credit or multiple advance basis under the terms and conditions of this Agreement.

Agreement. The word “Agreement” means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to the Business Loan Agreement from time to time.

Borrowers. The word “Borrowers” means FIRSTFORM, INC., a Florida corporation, and SPORTS FIELD HOLDINGS, INC., a Nevada corporation, and all other persons and entities signing the Note in whatever capacity.

Collateral. The word “Collateral” means all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

Environmental Laws. The words "Environmental Laws" mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980,as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default. The words “Event of Default” mean any the events of default set forth in this Agreement in the default section of this Agreement.

GAAP. The word “GAAP” means generally accepted accounting principles.

Grantor. The word “Grantor” means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan, including without limitation all Borrowers granting such a Security Interest.

Hazardous Substances. The words "Hazardous Substances" mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment with improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words "Hazardous Substances" are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term "Hazardous Substances" also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

BUSINESS LOAN AGREEMENT

EXECUTION VERSION

Indebtedness. The word “Indebtedness” means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Borrowers are responsible under this Agreement or under any of the Related Documents.

Lender. The word “Lender” means GENLINK CAPITAL, LLC, its successors and assigns.

Loan. The word “Loan” means any and all loans and financial accommodations from Lender to Borrowers whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time, including, without limitation, the Revolving Line of Credit Loan.

Note. The word “Note” means the Promissory Note executed by Borrowers in the principal amount of $1,000,000.00 on the date of this Agreement, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement.

Permitted Liens. The words “Permitted Liens” mean (1) liens and security interests securing Indebtedness owed by Borrowers to Lender; (2) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (3) liens of materialmen, mechanic’s, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (4) purchase money liens or purchase money Security Interests upon or in any property acquired or held by Borrowers in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement or permitted to be incurred under the paragraph of this Agreement titled “Indebtedness and Liens”; (5) liens and Security Interests which, as of the date of this Agreement, have been disclosed to and approved by Lender in writing; and (6) those liens and Security Interests which in the aggregate constitute an immaterial and insignificant monetary amount with respect to the net value of Borrowers’ respective assets.

Related Documents. The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, assignment of leases and rents, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan, including without limitation the Security Agreement.

Security Agreement. The words “Security Agreement” mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security Interest. The words “Security Interest” mean, without limitation, any and all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.

BORROWERS ACKNOWLEDGE HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT AND BORROWERS AGREE TO ITS TERMS.

BORROWERS ACKNOWLEDGE RECEIPT OF A COMPLETED COPY OF THIS BUSINESS LOAN AGREEMENT AND ALL OTHER DOCUMENTS RELATING TO THIS DEBT.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

By signing below, the parties hereto acknowledge that it concurrently received of a copy of the documents and each document referenced herein.

BUSINESS LOAN AGREEMENT

EXECUTION VERSION

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWERS:

FIRSTFORM, INC.		SPORTS FIELD HOLDINGS, INC.

By	/s/ Jeromy Olson	By	/s/ Jeromy Olson
	Jeromy Olson, its CEO		Jeromy Olson, its CEO

STATE OF _________________ )

                                                       ) ss

COUNTY OF _______________ )

This record was acknowledged before me on the _______ day of July, 2016 by Jeromy Olson as CEO of FirstForm, Inc., a Florida corporation.

Notary Public in and for said State

STATE OF _________________ )

                                                       ) ss

COUNTY OF _______________ )

This record was acknowledged before me on the _______ day of July, 2016 by Jeromy Olson as CEO of Sports Field Holdings, Inc., a Nevada corporation.

Notary Public in and for said State

LENDER:

GENLINK CAPITAL, LLC

By	/s/ Jeremy Rasmussen
Jeremy Rasmussen, Director

BUSINESS LOAN AGREEMENT